MYND ANALYTICS, INC.
26522 LA ALAMEDA, SUITE 290
MISSION VIEJO, CA 92691

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MYnd2019**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it, prior to July 8, 2019, in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E81685-Z75370

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MYND ANALYTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

	Proposal	For	Against	Abstain
1.	Approve the issuance of shares of MYnd common stock to Emmaus stockholders pursuant to the terms of the Merger Agreement;	☐	☐	☐
2.	Consider and approve a spin-off transaction whereby all of the business and assets of MYnd and those liabilities of MYnd not retained by MYnd in connection with the Merger will be contributed to a wholly-owned subsidiary of MYnd, referred to as Telemynd, and holders of record of MYnd's common stock on July 9, 2019 will receive a pro rata distribution of Telemynd's common stock based upon a distribution ratio to be determined by MYnd, contingent upon the consummation of the Merger;	☐	☐	☐
3.	Approve an amendment to the certificate of incorporation of MYnd changing the MYnd corporate name to "Emmaus Life Sciences, Inc.";	☐	☐	☐
4.	To approve the certificate of amendment to the certificate of incorporation of MYnd to effect a reverse stock split of MYnd common stock in accordance with a ratio to be determined by mutual agreement of MYnd and Emmaus, and approved by MYnd board of directors, within a range of one share of MYnd common stock for every two to ten shares of MYnd common stock (or any number in between);	☐	☐	☐
5.	Consider and vote upon a proposal to approve, on a non-binding advisory vote basis, compensation that will or may become payable by MYnd to its named executive officers in connection with the Merger;	☐	☐	☐
6.	Consider and vote upon a proposal to adjourn the MYnd special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above; and	☐	☐	☐
7.	Transact such other business as may properly come before the MYnd special meeting or any adjournment or postponement thereof.			

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Merger S-4 Proxy is available at www.proxyvote.com.

E81686-Z75370

MYND ANALYTICS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 9, 2019

The undersigned hereby substitutes and appoints Patrick Herguth and Donald E. D'Ambrosio, and either of them, attorneys and agents, with full power of substitution, to vote as proxies all the shares of Common Stock, par value $0.001 per share, of MYnd Analytics, Inc. (the "Company") standing in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held virtually via webcast on Tuesday, July 9, 2019 at 2:00 p.m. ET and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/MYnd2019. Receipt of notice of such meeting and the Proxy Statement thereof dated June [ ], 2019 is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, "FOR" PROPOSAL NO. 3, "FOR" PROPOSAL NO. 4, "FOR" PROPOSAL NO. 5, AND "FOR" PROPOSAL NO. 6, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side